Exhibit 99.1

FOR THE SPECIAL MEETING IN LIEU OF THE 2021 ANNUAL MEETING OF STOCKHOLDERS OF TS INNOVATION ACQUISITIONS CORP. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
P R O X Y C A R D

The undersigned hereby appoints Robert J. Speyer and Paul A. Galiano (the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote all of the Common Shares of TS Innovation Acquisitions Corp. (the “Company”) that the undersigned is entitled to vote (the “Shares”) at the special meeting in lieu of the 2021 annual meeting of stockholders (the “Special Meeting”) of the Company to be held on [●], at [●], Eastern Time virtually at [●], and any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Stockholders to be held on [●].

This notice of Special Meeting of Stockholders and accompanying Proxy Statement are available at: [●]

TS INNOVATION ACQUISITIONS CORP. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS.	Please mark vote as indicated in this example	☒

(1) The Business Combination Proposal — To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of January 24, 2021 (as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), by and among TSIA, Lionet Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of TSIA (“Merger Sub”), and Latch, Inc., a Delaware corporation (“Latch”), and the transactions contemplated thereby, pursuant to which Merger Sub will merge with and into Latch, with Latch surviving the merger as a wholly owned subsidiary of TSIA (the “Merger”);	FOR ☐	AGAINST ☐	ABSTAIN ☐
(2) The Charter Approval Proposal — To consider and vote upon a proposal to adopt the Proposed Charter;	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3) The Governance Proposal — To consider and act upon, on a non-binding advisory basis, a separate proposal with respect to six governance provisions in the Proposed Charter in accordance with United States Securities and Exchange Commission requirements:

a) To increase the number of shares of common stock TSIA is authorized to issue to 1,000,000,000 shares and preferred stock TSIA is authorized to issue to 100,000,000 shares;	FOR ☐	AGAINST ☐	ABSTAIN ☐

b) To require the affirmative vote of at least two-thirds (66 and 2/3%) of the voting power of all the then outstanding shares of voting stock, rather than a majority of the TSIA Board and the holders of a majority of outstanding shares voting together as a single class, to amend, alter, repeal or rescind certain provisions of the Proposed Charter;

	FOR ☐	AGAINST ☐	ABSTAIN ☐

c) To require the affirmative vote of at least two-thirds (66 and 2/3%) of the voting power of all the then outstanding shares of voting stock, rather than a majority of the outstanding shares, to adopt, amend, alter, repeal or rescind the Post-Combination Company’s bylaws. The ability of the majority of the Board to amend the bylaws remains unchanged;

	FOR ☐	AGAINST ☐	ABSTAIN ☐

d) To require the vote of at least two-thirds (66 and 2/3%) of the voting power of all the then outstanding shares of voting stock, rather than a majority of the outstanding shares, to remove a director with cause;

	FOR ☐	AGAINST ☐	ABSTAIN ☐
e) To divide the board of directors into three classes with only one class of directors being elected in each year and each class serving a three-year term;	FOR ☐	AGAINST ☐	ABSTAIN ☐
f) To remove certain provisions related to TSIA’s status as a special purpose acquisition company that will no longer be relevant.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(4) The Director Election Proposal – To consider and vote upon a proposal to elect two Class I directors, two Class II directors and three Class III directors to serve on the Board of Directors of the Post-Combination Company until the 2022, 2023, and 2024 annual meetings of stockholders, respectively, and, in each case, until their respective successors are duly elected and qualified or until their earlier resignation, removal or death:

	FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐
Raju Rishi (Class I) J. Allen Smith (Class I) Tricia Han (Class II) Andrew Sugrue (Class II) Luke Schoenfelder (Class III) Peter Campbell (Class III) Robert J. Speyer (Class III)	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the nominees on the line below.

(5) The NASDAQ Proposal — To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of the NASDAQ: (i) the issuance of shares of TSIA Class A common stock to Latch stockholders pursuant to the Merger Agreement; (ii) the issuance of shares of TSIA Class A common stock pursuant to the Subscription Agreements; and (iii) the issuance of shares of TSIA Class A common stock pursuant to the conversion of TSIA Class B common stock;

	FOR ☐	AGAINST ☐	ABSTAIN ☐
(6) The Incentive Plan Proposal — To consider and vote upon a proposal to approve and adopt the Incentive Plan; and	FOR ☐	AGAINST ☐	ABSTAIN ☐

(7) The Adjournment Proposal — To consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Approval Proposal, the Director Election Proposal, the NASDAQ Proposal or the Incentive Plan Proposal.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated: , 2021

Signature

(Signature if held Jointly)

When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person.

The Shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR all Proposals. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.